Exhibit 1.2

PARTICIPATING DEALER AGREEMENT

For Shares in

SMART RX SYSTEMS, INC.

On or around the Qualification Date by the Commission	(the “Effective Date”)

Ladies and Gentlemen:

Smart Rx Systems, Inc., a Florida corporation (the “Company”), proposes to issue and sell 4,500,000 shares of Series REG A Non-Voting Cumulative Convertible Secured preferred stock (the “Series REG A”) and 500,000 shares of Class REG A Super-Voting Preemptive Rights Convertible common stock at par value $0.0001 per share (the “Class REG A”) to investors deemed acceptable to the Company (the “Investors”) in a public offering pursuant to Regulation A Tier II (the “Offering”) for a total offering amount of $50,000,000.00 (the “Offering Amount”). Together, the Series REG A Shares and the Class REG A Shares shall be referred to as the “REG A Shares.” The minimum purchase by any one Investor shall be 900 shares of Series REG A shares in conjunction with 100 shares of Class REG A shares, which equals an aggregate amount of $10,000. Each individual investment shall maintain a 9:1 ratio between Series REG A shares and Class REG A Shares, which can be waived by the Company under certain circumstances.

This Participating Dealer Agreement is entered into for the purposes herein stated between:

ANDES CAPITAL GROUP, LLC
(Co-Manager)

and
.
(Participating Dealer)

The Company has prepared and filed with the Commission on offering circular on Form 1-A (File No. 024-11384) (collectively, with the various parts and exhibits of such offering circular, the “Offering Circular”) relating to the REG A Shares. The Offering will commence on or around the qualification date by the Commission and will continue until termination on the earliest to occur of: (i) the date on which the Company sells the Offering Amount; (ii) any date before the Offering Amount is sold, subject to the Company’s sole discretion, or (iii) 12 months from the qualification date by the Commission. The terms of the Offering are set forth in the Offering Circular which can be found at www.sec.gov. All defined and capitalized terms, which are not otherwise defined in this Agreement, shall have the meanings set forth in the Offering Circular.

On or around the qualification date of the Offering by the Securities and Exchange Commission (the “Commission”), the Company confirmed its engagement of Andes Capital Group, LLC, as acting “Bookrunner”” and one of the Co-Managers for the Offering. The Company anticipates that there will be a group of Co-Managers for the Offering and that Andes Capital shall also act as the representative for the Co-Managers (“Representative”). The Co-Managers will use their best efforts to form and manage a group of broker-dealers for the purpose of soliciting offers for the purchase of the REG A Shares. When the Offering has been qualified by the Commission, the REG A Shares will be offered to certain members of the public as soon as the Co-Managers deem practicable.

You are hereby invited to become one of the Participating Dealers on a non-exclusive basis.

1.	Dealer Manager Agreement.

By your acceptance of this Participating Dealer Agreement, you will become one of the Selling Group Participants referred to in such Co-Manager Underwriting Agreement (“Co-Manager Agreement”) between the Company and the Acting “Bookrunner” and the Representative and will be entitled and subject to the indemnification (Section 9) and contribution (Section 10) provisions contained in the Co-Manager Agreement. The prior sentence is inclusive of Section 9(b) of the Co-Manager Agreement where in each Selling Group Participant agrees to indemnify and hold harmless the Company and each officer and director thereof, and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the matters set forth in the Co-Manager Agreement. Such indemnification obligations shall survive the termination of this Participating Dealer Agreement. The REG A Shares will be offered solely through broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”).

Participating Dealer hereby agrees to use its best efforts to sell the REG A Shares for cash on the terms and conditions stated in the Offering Circular. Nothing in this Agreement shall be deemed or construed to make Participating Dealer an employee, agent, representative or partner of the Co-Manager or of the Company, and Participating Dealer is not authorized to act for the Co-Manager or the Company or to make any representations on their behalf except as set forth in the Offering Circular and any supplement or amendment to the Offering Circular furnished to Participating Dealer by the Co-Manager or the Company (the “Supplemental Information”).

2.	Submission of Orders; Limitation of Offer; Format of Checks; Transmittal Procedures.

Participating Dealer hereby agrees to solicit offers to purchase the REG A Shares from prospective investors acceptable to the Company. Participating Dealer may offer the REG A Shares to non-accredited investors and accredited investors who meet the qualifications set forth in the Offering Circular and will only make offers to persons in the states in which it is advised in writing that the REG A Shares are qualified for sale or that such qualification is not required. Participating Dealer hereby agrees to diligently make inquiries of prospective investors as required by this Agreement, as set forth in the Offering Circular, and as required by all applicable laws, to ascertain whether the purchase of the REG A Shares is suitable for each such prospective investor.

Purchases of the REG A Shares shall be made through the Investor Subscription Agreement, substantially similar to the form attached to the Offering Circular and will be instructed to submit funds to the Escrow Agent until the Offering has been closed. Participating Dealer agrees to promptly submit any orders received from prospective investors to the Transfer Agent. Upon the Initial Closing and upon each subsequent closing, the Transfer Agent shall deliver the proportionate number of REG A Shares (900 Series REG A Shares to 100 Class REG A Shares) to the Investors. No Investor Subscription Agreement shall be effective unless and until accepted by the Company, it being understood that the Company may accept or reject any Investor Subscription Agreement in its sole discretion. In the event a prospective investor is rejected, the Company shall instruct the Escrow Agent to return funds, without interest, to the same sender and account within ten (10) business days following the decision to reject such subscription. If the Participating Dealer receives a check that does not conform to the instructions in the Investor Subscription Agreement, the Participating Dealer shall return the check directly to the investor (or its qualified intermediary, as applicable) in accordance with its written supervisory procedures. If the Co-Manager receives a check not conforming to the foregoing instructions, then the Co-Manager shall return the check to Participating Dealer not later than noon of the next business day following the Co-Manager’s receipt and Participating Dealer shall then return the check directly to the purchaser (or its qualified intermediary, as applicable) in accordance with its written supervisory procedures. If the Participating Dealer receives a check or wire in error or otherwise in good order, the Participating Dealer agrees to forward such funds to the Escrow Agent by noon the next day following receipt.

All orders, whether initial or additional, are subject to acceptance by, and shall only become effective upon, confirmation by the Company, which reserves the right to reasonably reject any order. Orders not accompanied by an Investor Subscription Agreement and the required funds for payment of the REG A Shares may be rejected.

3.	Participating Dealers’ Commissions.

Except as provided in the Offering Circular and except for discounts described in the “Plan of Distribution” section of the Offering Circular, the Co-Managers shall receive (i) a sales commission equal to ____% of the aggregate gross proceeds received by the Company from each closing, including the Initial Closing, all of which is expected to be re-allowed to the Selling Group (the “Selling Commission”) and (ii) an accountable expense reimbursement of up to 0.18% of the gross offering proceeds for fees related to their clearing and facilitation services, their legal and outside due diligence fees and other expenses approved by the Company as further described in the Offering Circular and (iii) an internal due diligence fee equal to ___% of the aggregate gross proceeds received by the Company from each closing, including the Initial Closing (the “Due Diligence Fee”), all of which is expected to be re-allowed to the Selling Group.

In consideration of the payment of the Selling Commission, Due Diligence Fee and Additional Re-Allowance, if any, to you, Participating Dealer covenants and agrees with the Dealer Manager that Participating Dealer shall do the following:

(a)	prominently and promptly announce your participation in the Offering as a Participating Dealer to your registered representatives, whether by newsletter, e-mail, mail or otherwise, which announcement also shall advise your registered representatives to contact the Co-Manager and shall participate in one or more road shows as mutually agreed upon by the parties; and,

(b)	provide the Co-Manager with the names, telephone numbers, addresses and e-mail addresses of your registered representatives, which information shall be kept confidential by the Co-Manager and to the extent not required to be reported to federal or state securities agencies, and shall not be used for any purpose other than the marketing of the Offering as set forth in the Co-Manager Agreement and this Participating Dealer Agreement.

Further, Participating Dealer, agrees that the Co-Manager may directly contact Participating Dealer’s registered representatives, in person or otherwise, to: (a) inform them of the Offering; (b) explain the merits and risks of the Offering; and, (c) otherwise assist in your registered representatives’ efforts to solicit and sell REG A Shares.

Except as otherwise provided herein, all expenses incurred by Participating Dealer in the performance of Participating Dealer’s obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at Participating Dealer’s sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

4.	Payments.

Payments of Selling Commission, Due Diligence Fee and Additional Re-Allowance, if any, to Participating Dealer under this Agreement by Co-Manager shall be made to Participating Dealer within fourteen (14) business days from receipt of same by Co-Manager from the Company. No Selling Commission, Due Diligence Fee, or Additional Re-Allowance, if any, will be payable with respect to any purchase of the REG A Shares that are rejected by the Company, or in the event the Company terminates the Offering for any reason whatsoever prior to acceptance of the proceeds. In the event a purchase is subsequently revoked or rescinded, Participating Dealer shall be obligated to promptly return any Selling Commission, Due Diligence Fee and/or Additional Re-Allowance if any, to Co-Manager.

The Participating Dealer affirms that the Co-Manager’s liability to pay Participating Dealer’s Selling Commission, Due Diligence Fee and Additional Re-Allowance, if any, to the Participating Dealer under this Agreement is limited solely to the proceeds of the Selling Commission, Due Diligence Fee and Additional Re-Allowance if any, received by the Co-Manager from the Company, and the Participating Dealer hereby waives any and all rights to receive payment of Selling Commission, Due Diligence Fee and Additional Re-Allowance if any, until such time as the Co-Manager is in receipt of the associated Selling Commission, Due Diligence Fee from the Company.

5.	Representation and Warranties of Participating Dealer.

Participating Dealer represents and warrants to Co-Manager that, as of the Effective Date indicated herein, and thereafter with respect to representations and warranties, which by their terms apply to subsequent periods:

(a)	Participating Dealer is, and during the term of this Agreement will be, a member of FINRA in good standing and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the securities laws of the states where Participating Dealer is required to be registered to conduct its activities under this Agreement. Participating Dealer and its employees and representatives possess all required licenses and registrations to act under this Agreement. Participating Dealer will comply with all applicable laws, rules, regulations and requirements of the Securities Act, the Exchange Act, other applicable federal securities laws as may from time to time be in effect, state securities laws and the rules of FINRA, specifically including, but not in any way limited to, FINRA Rules 2040, 2340, and 5141. Participating Dealer shall not offer the REG A Shares for sale in any jurisdiction outside of the United States.

(b)	Participating Dealer has been duly organized and is a validly existing entity in good standing under the laws of the state of its formation or any jurisdiction to the laws of which it is subject, and has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and Participating Dealer has duly authorized, executed and delivered this Agreement.

(c)	This Agreement, when executed by Participating Dealer, will be a valid and binding agreement of Participating Dealer, enforceable in accordance with its terms, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 9 and Section 10 of the Co-Manager Agreement may be limited under applicable securities laws.

(d)	The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by Participating Dealer will not conflict with or constitute a default or violation under any certificate of formation, operating agreement, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Participating Dealer.

(e)	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by Participating Dealer of this Agreement.

(f)	Any information specifically furnished to Co-Manager or Company in writing expressly for use in the Offering Circular or other regulatory filings referring to Participating Dealer does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)	Participating Dealer represents and warrants that it will make a Bad Actor Disqualification Certification pursuant to Rule 262 of the Securities Act, with respect to its directors, executive officers, general partners, managing members or other officers as well as its registered representatives and financial advisors participating in the Offering on Schedule 1 and that it shall have a continuing duty to do so during the course of the Offering.

(h)	Co-Manager is able to materially rely on the covenants set forth herein by Participating Dealer.

6.	Representation and Warranties of Co-Manager.

(a)	Co-Manager is, and during the term of this Agreement will be, a member of FINRA in good standing and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the securities laws of the states where Co-Manager is required to be registered to conduct its activities under this Agreement. Co-Manager and its employees and representatives possess all required licenses and registrations to act under this Agreement. Co-Manager will comply with all applicable laws, rules, regulations and requirements of the Securities Act, the Exchange Act, other applicable federal securities laws as may from time to time be in effect, state securities laws and the rules of FINRA, specifically including, but not in any way limited to FINRA Rules 2040, 2340 and 5141.

(b)	Co-Manager has been duly organized and validly exists as a corporation in good standing under the laws of the state of its formation, and has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and Co-Manager has duly authorized, executed and delivered this Agreement.

(c)	This Agreement, when executed by Co-Manager, will be a valid and binding agreement of Co-Manager, enforceable in accordance with its terms, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 9 and Section 10 of the Co-Manager Agreement may be limited under applicable securities laws.

(d)	The execution and delivery of this Agreement, the consummation of the transaction herein contemplated and the compliance with the terms of this Agreement by Co-Manager will not conflict with or constitute a default or violation under any certificate of formation, operating agreement, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Co-Manager.

(e)	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by Co-Manager of this Agreement.

7.	Covenants of Co-Manager.

(a)	Upon receipt of notice from the Company, Co-Manager shall provide prompt written notice to Participating Dealer of any material changes to the Offering Circular.

(b)	Co-Manager will use reasonable efforts to request that Company specifically identify any sales materials that should not be provided to potential investors with the words “For Broker Dealer Use Only” clearly presented on all pages of any such materials.

(c)	Any other Participating Dealer to solicit the REG A Shares will be required to sign an agreement in substantially the same form as this Agreement.

(d)	Co-Manager shall retain records relating to the Offering, pursuant to the record retention rules proscribed by FINRA.

8.	Covenants of Participating Dealer.

(a)	Prior to participating in the Offering, Participating Dealer will have reasonable grounds to believe, based on due diligence information reasonably requested by Participating Dealer and made available to Participating Dealer by the Company, that all material facts are adequately and accurately disclosed in the Offering Circular, as amended or supplemented, and the Offering Circular provides a reasonable basis for evaluating the merits and risks of an investment in the REG A Shares. Further, during the course of the Offering, Participating Dealer will bring to the attention of the Company or the Co-Manager, any circumstance or fact which causes Participating Dealer to believe the Offering Circular or any other literature distributed pursuant to the Offering, or any information supplied to prospective investors may be inaccurate or misleading.

(b)	Participating Dealer agrees not to rely upon the due diligence efforts of the Acting “Bookrunner”, Representative or any Co-Manager in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating its participation in the Offering and the Company to the extent required by federal or state laws or the Financial Industry Regulatory Authority, Inc., (“FINRA”). Participating Dealer further agrees to conduct its own due diligence investigation to make that determination independent of the efforts of the Acting “Bookrunner”, Representative or any Co-Manager. Further, Participating Dealer agrees to conduct its own suitability analysis in the offer and sale of the REG A Shares to prospective investors.

(c)	After the Offering Circular has been qualified by the Commission, you are required to provide each prospective investor with a copy of the Final Offering Circular and any exhibits and appendices thereto (the “Final Offering Circular”). If a prospective investor receives the Preliminary Offering Circular, then Participating Dealer will be required to deliver the Final Offering Circular to the prospective Investor at least 48 hours before to such prospective investor will be permitted to purchase the REG A Shares. Further, if any Investor purchases the REG A Shares within 90 calendar days from the date of qualification by the Commission, the Participating Dealer will deliver to the Investor, no later than two (2) business days following the completion of such sale, a copy of the Final Offering Circular either by (i) electronic delivery of the Final Offering Circular or the URL to where the Final Offering Circular may be accessed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), or (ii) mailing the Final Offering Circular to the Investor at the address indicated in the Investor Subscription Agreement.

(d)	Participating Dealer will provide each prospective investor with a copy of the Offering Circular during the course of the Offering and prior to the sale of the REG A Shares to such prospective investor. Participating Dealer also agrees that if the Co-Manager so requests, to furnish a copy of any revised Offering Circular or amendment or supplement thereto to each person to whom it has furnished a copy of any previous Offering Circular. Company may also provide Participating Dealer with certain investor sales literature to be delivered by Participating Dealers to prospective investors in connection with the solicitation of offers for the REG A Shares. In the event Participating Dealer elects to use such investor sales literature, Participating Dealer agrees that such investor sales literature shall not be used in connection with the Participating Dealer’s direct solicitation of prospective purchasers of the REG A Shares unless such investor sales literature is also accompanied or preceded by delivery of the Offering Circular, as then currently in effect, and as it may be amended or supplemented in the future. Participating Dealer agrees that it will not use any investor sales literature or broker/dealer use only marketing materials other than those either provided to Participating Dealer by Company or approved by Company for use in the Offering. Participating Dealer further agrees that the use by Participating Dealer with prospective investors of any sales materials which state that they are for broker-dealer use only is expressly prohibited.

(e)	Participating Dealer agrees that, prior to accepting a subscription for the REG A Shares, it will inform the prospective investor of all pertinent facts relating to the illiquidity and lack of marketability of the REG A Shares, as appropriate, during the term of the investment.

(f)	In recommending a purchase of the REG A Shares, the Participating Dealer or any person associated with the Participating Dealer shall have reasonable grounds to believe, on the basis of the information obtained from the potential investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by the Participating Dealer or an associated person, that:

(1)	the prospective investor is an “accredited investor” as that term is defined in Regulation D, and meets the other suitability requirements set forth in the Offering Circular; or

(2)	the prospective investor is not an accredited investor and the prospective investor’s investment will not exceed the maximum investment as set forth in the Offering Circular; and

(3)	the prospective investor has a fair market value net worth to sustain the risks inherent in an investment in the Company, including but not limited to a total loss of his or her investment, lack of liquidity and other risks described in the Offering Circular; and

(4)	an investment in the Company is otherwise suitable for the prospective investor.

Further, the Participating Dealer agrees that it will retain in its record and make available to the Company and Representative and/or Co-Manager for a period of at least six (6) years following the termination of the Offering, information disclosing the basis upon which the above determination of suitability was reached as to each such investor who purchases the REG A Shares. For the avoidance of doubt, if the Co-Manager is not directly offering the REG A Shares to a prospective investor in connection with a retail sale by the Co-Manager, and there is a Participating Dealer that is recommending the purchase of the REG A Shares, such Participating Dealer’s supervisory structure shall ascertain the suitability of the prospective investor, and the same will be governed by this Participating Dealer Agreement with the Co-Manager.

(g)	Participating Dealer agrees that it will not give any information or make any representations other than those contained in the Offering Circular and in any investor sales literature furnished to Participating Dealer by the Company for use in making prospective investor solicitations. The delivery of investor sales literature to prospective investors must be preceded or accompanied by delivery of the Offering Circular. At the sole expense of the Company, the Co-Manager will supply Participating Dealer with reasonable quantities of the Offering Circular, as well as any supplemental information and Participating Dealer will deliver a copy of the Offering Circular and the investor sales literature to each prospective investor on or before it solicits the prospective investor to purchase the REG A Shares.

(h)	Participating Dealer agrees that it will not use in connection with the offer or sale of REG A Shares, any material or writing that relates to another Company supplied to it by another Company or the Co-Manager, or material bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company, including material that is marked “For Broker-Dealer Use Only”. Participating Dealer further agrees that it will not prepare or use in connection with the offer or sale of REG A Shares any investor sales literature, broker/dealer use only marketing materials or other documents that have not been previously prepared by the Company.

(i)	Participating Dealer will provide the Company with such information relating to the offer and sale of the REG A Shares by it as Company may from time-to-time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required under applicable federal or state securities laws. Such information shall be inclusive of a complete list of all persons who have been offered the REG A Shares and such person’s place of residence.

(j)	Participating Dealer shall not execute any transaction in which a prospective investor invests in the REG A Shares in a discretionary account without prior written approval of the transaction by the investor.

(k)	Participating Dealer will comply in all material respects with the subscription procedures and the “Plan of Distribution” section set forth in the Offering Circular provided that any modification thereto shall be reasonably acceptable to the Co-Manager and the Company.

(l)	Participating Dealer agrees to be bound by the terms of an escrow agreement related to the Offering among a bank selected by Company, as escrow agent (the “Escrow Agent”), in a form reasonably acceptable to the parties thereto, as such agreement may be amended from time to time (the “Escrow Agreement”).

(m)	Participating Dealer hereby undertakes and agrees to comply with all obligations applicable to Participating Dealer under all applicable laws, rules and regulations, including those set forth by FINRA. In soliciting prospective investors to acquire the REG A Shares, Participating Dealer further agrees to comply with any applicable requirements of the Securities Act, the Exchange Act, other applicable federal securities laws, applicable state securities laws, the rules and regulations promulgated thereunder and the rules of FINRA, including any new suitability requirements and, in particular, Participating Dealer agrees that it will not give any information or make any representations other than those contained in the Offering Circular and in any supplemental sales literature or other supplemental information furnished to Participating Dealer by the Co-Manager for use in making such solicitations.

(n)	Participating Dealer undertakes and agrees that it will keep file memoranda indicating to whom each Offering Circular, supplemental information and supplemental sales literature provided to it by the Company or the Co-Manager was delivered to prospective investors, and it will promptly provide such memoranda to the Co-Manager or the Company upon written request.

9.	Indemnification of the Acting “Bookrunner” and the Co-Managers.

Participating Dealer agrees to indemnify and hold harmless the Acting “Bookrunner”, and each Co-Manager and each of their officers, directors and employees, and each person who controls the Acting “Bookrunner” and each Co-Manager within the meaning of the Securities Act and the Exchange Act (“Co-Manager Indemnified Party”) from and against any losses, claims, damages or liabilities (“Losses”) to which a Co-Manager Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Offering Circular or any amendment or supplement thereto; (ii) in the investor sales literature or broker/dealer use only marketing materials; or (iii) in any written application, document or information filed with a regulatory body, including FINRA, the Commission or any state securities body (“Securities Application”); or (b) the omission or alleged omission to state in the Offering Circular or any amendment or supplement thereto, or in the investor sales literature, or in the broker/dealer use only marketing materials, or in any Securities Application a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in the case of each of clauses (a) and (b), above, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Participating Dealer specifically for use with reference to such Participating Dealer in the preparation of the Offering Circular or any amendments or supplements thereto, the investor sales literature, the broker/dealer use only marketing materials, or any such Securities Application; or (c) any unauthorized use of investor sales literature or broker/dealer use only marketing materials or the use of unauthorized verbal representations concerning the REG A Shares by such Participating Dealer or Participating Dealer’s representatives or agents in violation of Section 8 herein or otherwise; or (d) any unlawful solicitation of purchasers by the Participating Dealer or Participating Dealer’s representatives or agents in violation of the requirements Regulation A, the Securities Act or applicable state securities laws, including, but not limited to, in violation of Section 8 herein; or (e) the Participating Dealer’s breach of any of its representations, agreements, covenants or warranties contained in this Participating Dealer Agreement with the Co-Manager. Each Participating Dealer will reimburse each Co-Manager Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Participating Dealer may otherwise have, including any indemnification and contribution obligations discussed in Section 1 herein. Notwithstanding the foregoing, no Participating Dealer shall be required to pay any Losses of the Co-Manager Indemnified Party in an amount that exceeds the total amount of Selling Commissions, Due Diligence Fee and Additional Reallowance, if any, it receives in connection with the Offering.

10.	License and Association Membership.

This Agreement shall automatically terminate if the Participating Dealer ceases to be a member in good standing of FINRA and Participating Dealer agrees to notify the Co-Manager immediately if Participating Dealer ceases to be a member in good standing of FINRA.

11.	Anti-Money Laundering Compliance Programs.

Participating Dealer represents to Co-Manager that (a) it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Conduct Rules, Act of 1934 Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”), and together with the USA PATRIOT Act, the “AML Rules,” reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the REG A Shares. Participating Dealer further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and it hereby covenants to remain in compliance with those requirements and shall, on request by the Company, provide a certification that, as of the date of the certification; (i) Participating Dealer’s AML Program is consistent with the AML Rules; and (ii) Participating Dealer is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act; (b) further, in accordance with the USA PATRIOT Act, Participating Dealer agrees that the REG A Shares may not be offered, sold, transferred or delivered, directly or indirectly, to anyone who is (i) a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department; (ii) acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department; (iii) within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001; (iv) subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder; the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or (v) designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

12.	Termination.

Participating Dealer will suspend or terminate its offer and sale of REG A Shares upon the request of the Acting “Bookrunner”, Representative, any Co-Manager or Company at any time, and will resume its offer and sale of REG A Shares hereunder upon subsequent request of the Acting “Bookrunner”, Representative, any Co-Manager or Company.

Any party may terminate this Agreement by written notice to the other party, except that certain provisions of this Agreement which survive the termination of this Agreement and except that certain provisions of the Co-Manager Agreement will survive the termination of this Agreement as set forth in Section 11 of the Co-Manager Agreement, including but not limited to the indemnification and contribution provisions set forth in Section 9 and Section 10 of the Co-Manager Agreement, which have been incorporated in this Agreement by reference and are binding on Participating Dealer. Such termination shall be effective 48 hours after such notice is provided in accordance with this Section 14 hereof. If such termination is made, except for any violations of any laws or regulations, including the Securities Act or the Exchange Act, all fees, commissions and other compensation earned by Participating Dealer up to the termination date will be paid to Participating Dealer as and when provided for in Section 3 of this Agreement.

Unless terminated earlier as provided above, this Agreement shall terminate upon the termination or closing of the Offering; except that certain provisions of the Co-Manager Agreement will survive the termination of this Agreement as set forth in Section 11 of the Co-Manager Agreement, including but not limited to the indemnification and contribution provisions set forth in Section 9 and Section 10 of the Co-Manager Agreement, which have been incorporated in this Agreement by reference and are binding on Participating Dealer.

13.	Privacy Laws.

The Co-Manager and Participating Dealer (each referred to individually in this Section as a “Party”) agree as follows:

“Confidential Information” means all information provided by a party to this Agreement that is the disclosing party (the “Discloser”) to the other party to this Agreement that is the receiving party (the “Recipient”) that is proprietary and/or non-public information related to the past, present and future business activities of the Discloser, its affiliates and agents, including, without limitation, all information related to: (a) a party’s employees, customers, and third-party contractors; (b) a party’s operational and business proposals and plans, pricing, financial information, methods, processes, data, lists (including customer lists), inventions, apparatus, statistics, programs, research, development, information technology, network designs, passwords, sign-on codes, and usage data; (c) the terms and existence of this Agreement; (d)      all Personal Information (as defined below), and, (e) any other information that is designated as confidential by the Discloser.

All of the Discloser’s Confidential Information, including any derivative works thereof, is, and shall remain, proprietary to the Discloser.

“Personal Information” means all contact information of a person or entity provided by the Discloser to the other party, such as addresses, telephone numbers, information regarding the person’s gender, age, social security number, account numbers, financial and health information, Identifying Information (as defined below), and any information regarding any person's/entity's relationship to the Discloser.

“Identifying Information” means any name or number that may be used, alone or in conjunction with any other information, to identify a specific person, including without limitation, any name, social security number, date of birth, state of residence or government issued driver’s license or identification number, alien registration number, government passport number, employer or taxpayer identification number; unique biometric data, such as fingerprint, voice print, retina scan or iris image, or other unique physical characteristic; unique electronic identification number, address, or routing code; or telecommunication identifying information or access device; as well as any consumer information within the definition of “nonpublic personal information” as set forth in Article V of the Gramm-Leach-Bliley Act (15USC 6801 et seq.) and the rules and regulations adopted pursuant thereto, as amended from time to time.

Confidential Information does not include information that is or was, at the time of the disclosure: (a) generally known or available to the public; (b) received by the Recipient from a third-party; (c) already in the Recipient’s possession prior to the date of receipt from the Discloser; or, (d) independently developed by the Recipient; provided in each case that such foregoing information was not delivered to or obtained by the Recipient as a result of any breach of this Agreement, applicable law or any contractual or fiduciary obligation owed to the Discloser.

At all times the Recipient shall: (a) use the same standard of care to protect the Confidential Information as it uses to protect its own confidential information of a similar nature, but not less than a commercially reasonable standard of care; (b) not use the Discloser’s Confidential Information other than as necessary to perform its obligations under this Agreement; (c) not disclose, or distribute, or disseminate the Confidential Information to any third party; (d) disclose the Discloser’s Confidential Information to its agents and or affiliates on a “need to know” basis only, provided that the Recipient requires each of its affiliates and agents to be bound by obligations of the confidentiality and restrictions against disclosure of the Disclosure’s Confidential Information at least as restrictive as those contained in this Agreement; and, (e)may disclose the Discloser’s Confidential Information to the extent such disclosure is required by law, provided that the Discloser is given prompt notice of the disclosure requirement, to the extent practicable, so that the Discloser has an opportunity to petition for protective concealment of, or oppose, the disclosure.

Each party has implemented and shall maintain and shall require all third parties to whom it discloses Confidential Information to implement and maintain, an effective information security program to protect the Confidential Information from disclosure that is not specifically authorized pursuant to this Agreement, including, without limitation, encrypting such information using commercially reasonable encryption technology. The security program shall be designed to: (a) ensure the security and confidentiality of the Confidential Information; (b) include reasonable policies and procedures designed to identify and detect patterns, practices, or specific activities that indicate the possible existence of identity theft, and prevent, and mitigate the risk thereof; (c) protect against any anticipated threats or hazards to the security or integrity of the Confidential Information including, without limitation, the risk of identity theft; and (d) protect against any unauthorized access to, or use of, the Confidential Information, including, without limitation, identifying and detecting any patterns, practices, or specific activities indicating the possibility of identity theft.

In addition, the Recipient shall, upon Discloser’s written request, promptly provide the Discloser with detailed information regarding any failure or breach of such security program involving Confidential Information provided to the Recipient by the Discloser pursuant to this Agreement, including how and when such failure or breach occurred, and what actions have been or are being taken to remedy such failure or breach. Each party shall defend, indemnify and hold harmless the other party for any third party claims that arise from or relate to any breach or alleged breach of its obligations under this Section (including any loss or cost arising from the failure to notify and timely cooperate with any notice requirement) in accordance with the terms of the indemnification provided for under this Agreement. If a party knows of any disclosure or loss of, or inability to account for, or any incident relating to unauthorized access to or acquisition of, any Confidential Information of the other party under this Section, the party must notify the other party promptly and at its costs take the following actions: (i) promptly notify the other party in writing of the discovery of such disclosure, loss or incident, to the extent practicable, otherwise as soon as possible; (ii) take all actions as may be necessary or reasonably requested by the other party to any resulting damages; and (iii) cooperate with the other party in all reasonable respects to notify affected individuals, if any, and minimize any resulting damage.

14.	Survival.

The provisions contained in Section 9 and Section 10 of the Co-Manager Agreement and the provisions contained in Section 9 and Section 10 herein shall survive the termination of this Agreement. Further, except as specifically excepted, all representations, warranties and covenants contained herein shall be deemed to be representations, warranties and covenants through the termination of the Offering and shall remain operative and in full force and effect and shall survive the termination of this Agreement.

15.	Notice.

All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (a) when delivered personally or by commercial messenger; (b) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (c) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder; and (d) in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to Dealer Manager:	Andes Capital Group, LLC
205 West Wacker Drive, Suite 1804
Chicago IL 60606
Attn: Curtis Spears, Managing Principal
Email: cspears@andescap.com

If to Company:	Smart Rx Systems, Inc.
18540 North Dale Mabry Hwy
Lutz, Florida 33548
Attn: Santu Rohatgi, President
Email: srohatgi@smartrxsystems.com

w/copy to KVCF, LLP
1401 E. Cary Street
Richmond, Virginia 23219
Attn: Thomas Voekler, Esq.
Email: tvoekler@kv-legal.com

If to Participating Dealer: [refer to Execution Page]

16.	Parties; Assignment.

This Agreement shall inure to the benefit of and be binding on you, the Co-Manager, and any respective successors and assigns. This Agreement shall also inure to the benefit of the indemnified parties, and their successors and assigns. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the REG A Shares from you shall be construed a successor or assign merely by reason of the purchase. This Agreement may be assigned by either party only upon prior, written notice by the assigning party to the non-assigning party, and prior, written notice of agreement to the assignment by the non-assigning party. This Agreement shall be binding upon the parties hereto, their heirs, respective legal representatives, successors, and permitted assigns.

17.	Disputes; Attorney’s Fees and Applicable Law.

Co-Manager and you agree as follows: (a) to notify the other if either receives an investor complaint in connection with your offer or sale of REG A Shares; (b) to cooperate with the other in resolving the complaint; and, (c) to cooperate in any regulatory examination of the other to the extent it involves this Agreement or your offer or sale of REG A Shares.

In the event of a dispute between the parties arising out of or in connection with this Agreement, the Co-Manager and you agree that such dispute shall be finally settled by arbitration, in accordance with the applicable requirements and rules of the FINRA. In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of Florida and shall take effect when signed by the Co-Manager and the Participating Dealer.

18.	Amendments to Agreement; Waiver; Severability; Modification; Entire Agreement.

This Agreement may be amended at any time by the Co-Manager by written notice to Participating Dealer, and any such amendment shall be deemed automatically accepted by Participating Dealer if it delivers an order for the sale of REG A Shares to Company or Co-Manager after it has received such notice. The Co-Manager and you may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for either party’s benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of the term or condition of this Agreement. Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement. Subject to the provisions herein, in the event that any court of competent jurisdiction declares invalid any provision of this Agreement, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

This Agreement and the exhibits hereto are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

[The remainder of this page is left blank on purpose. Execution page by Co-Manager to follow].

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

ANDES CAPITAL GROUP, LLC (“Co-Manager”)

By:
Curtis Spears, President

Agreed and accepted as of the date indicated on Execution Page

PARTICIPATING DEALER

By: [refer to Execution Page]

[The remainder of this page is left blank on purpose. Execution page by Participating Dealer to follow.]

EXECUTION

The undersigned Participating Dealer has read the Co-Manager Agreement and the Participating Dealer Agreement in their entirety and hereby accepts and agrees to the terms and conditions set forth therein including but not limited to its participation in offer and sales of the REG A Shares.

PARTICIPATING DEALER (“Participating Dealer”)

By:

(print name and title)

Participating Dealer Name:
Notice Addressee:
Address:
City, State and Zip Code:
Telephone Number:	Facsimile No.:
Email Address:
CRD Number:	Tax ID Number:
Clearing Firm:	E&O Carrier:

Please specify the States and jurisdictions in which you intend to solicit purchasers.

(Circle “All States” or individual States)                                                           All States

[AL]	[AK]	[AZ]	[AR]	[CA]	[CO]	[CT]	[DE]	[FL]	[GA]	[HI]	[ID]	[IL]
[IN]	[IA]	[KS]	[KY]	[LA]	[ME]	[MD]	[MA]	[MI]	[MN]	[MS]	[MO]	[MT]
[NE]	[NV]	[NH]	[NJ]	[NM]	[NY]	[NC]	[ND]	[OH]	[OK]	[OR]	[PA]	[RI]
[SC]	[SD]	[TN]	[TX]	[UT]	[VT]	[VA]	[WA]	[WV]	[WI]	[WY]

(Circle “All Jurisdictions” or individual jurisdictions) ………..All Jurisdictions …..[DC]…..[PR]……[VI]

PAYMENT OF COMMISSIONS. To facilitate payment to you in accordance with terms, provisions and conditions of this Agreement, payment will be transmitted to you by Automated Clearing House (ACH). Please provide ACH instructions below:

Bank:
Address:
ACH Routing Number:
Account Name:
Account Number:
Reference Information:	Smart Rx Systems, Inc.

COMMISSION REPORT / BREAKDOWN FORWARDED TO:

Contact Name:

E-Mail Address:

SCHEDULE 1

SMART RX SYSTEMS, INC.

Bad Actor Disqualification Certification Under Regulation A

Pursuant to Securities Act of 1933 (as amended) Rule 262

Certification by Participating Dealer

Date:	(“Effective Date”)

To:	Andes Capital Group, LLC
Representative to the Co-Managers for Smart Rx Systems, Inc.

From:	(“Participating Dealer”)

None of the Issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Issuer participating in the Offering, any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter connected with the Issuer in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 262(a)(1) to (8) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 262(b) or (c) under the Securities Act. The Issuer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Prior to the commencement of an Offering, the Issuer shall cause each Issuer Covered Person to complete, execute and deliver to Broker Dealer a bad actor questionnaire provided by Broker Dealer.

Participating Dealer represents that in the offering of the REG A Shares for Smart Rx Systems, Inc., that

(a)	the firm; and,

(b)	any person who has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of securities (each, a “compensated solicitor”), including any underwriters or placement agents for the Offering; and,

(c)	any general partner or managing members of ay compensated solicitor; and,

(d)	any director, executive officer or other officer participating in the Offering of any: (i) compensated solicitor; or (ii) general partner or managing member of any compensated solicitor (each in (a) – (d) a “Participating Dealer Covered Person”), is not subject to any of the Bad Actor disqualifications described in Rule 262 under the Securities Act of 1933, as amended as follows:

(1)	Has not been convicted, within ten (10) years of the date hereof (or five (5) years, in the case of the Issuer, its predecessors and affiliated issuers), of any felony or misdemeanor (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

(2)	Is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five (5) years of the date hereof, that, on the date hereof, restrain or enjoins you from engaging or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

(3)	Is not subject to a final order of a state securities commission (or agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that (i) on the date hereof, bars you from (a) association with an entity regulated by such commission, authority, agency or officer; (b) engaging in the business of securities, insurance or banking; or (c) engaging in savings association or credit union activities; or (ii) constitutes a final order, entered within ten (10) years of the date hereof, that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct.

A “final order” is a written directive or declaratory statement issued by any of the regulators listed in this Question 4 under applicable statutory authority that provides for notice and an opportunity for a hearing, which constitutes a final disposition or action by that regulator.

(4)	Is not subject to an order of the SEC entered pursuant to Section 15(b) or 15(B)(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that, on the date hereof (i) suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on your activities, functions or operations; or (iii) bars you from being associated with any entity or from participating in the offering of any penny stock.

(5)	Are you subject to any order of the SEC, entered within five (5) years of the date hereof, that, on the date hereof, orders you to cease and desist from committing or causing violation of or a future violation of (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act.

(6)	Has not been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

(7)	Has not filed (as a registrant or issuer) or were you, or were you named as, an underwriter in, any registration statement or offering statement filed with the SEC that, within five (5) years of the date hereof, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you, on the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

(8)	Is not subject to a Untied States Postal Service false representation order entered within five (5) years of the date hereof, or are you, on the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representation?

Further, Participating Dealer agrees to advise the Andes Capital Group, LLC, as promptly as practicable if there is any change which would cause the above representation to be untrue or inaccurate. If you have any questions about the Questionnaire, please call the Andes Capital Group, LLC, at (312) 376-4500.

The foregoing answers are correctly and fully stated to the best of my knowledge, information and belief after a reasonable investigation.

PARTICIPATING DEALER

Firm:

By:

Its:

Date: